Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2021. Unless the context otherwise requires, the “Combined Company” refers to Hyperfine, Inc. (f/k/a HealthCor Catalio Acquisition Corp.) and its subsidiaries after the Closing, “HealthCor” refers to HealthCor Catalio Acquisition Corp. prior to the Closing, “Hyperfine” refers to Hyperfine Operations, Inc. (f/k/a Hyperfine, Inc.) prior to the Closing, “Liminal” refers to Liminal Operations, Inc. (f/k/a Liminal Sciences, Inc.) prior to the Closing, and the “Companies” or “Company” refers to Hyperfine and Liminal prior to the Closing.

On December 22, 2021, HealthCor, Hyperfine and Liminal consummated the previously announced business combination (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of July 7, 2021 (the “Business Combination Agreement”), by and among HealthCor, Optimus Merger Sub I, Inc. (“Merger Sub I”), Optimus Merger Sub II, Inc. (“Merger Sub I”), Hyperfine and Liminal, pursuant to which, among other things, (a) Merger Sub I merged with and into Hyperfine, with Hyperfine surviving the merger as a wholly owned subsidiary of HealthCor (the “Hyperfine Merger”), and (b) Merger Sub II merged with and into Liminal, with Liminal surviving the merger as a wholly owned subsidiary of HealthCor (the “Liminal Merger,” and together with the Hyperfine Merger, the “Mergers”). In connection with the Business Combination, HealthCor changed its name to “Hyperfine, Inc.,” Legacy Hyperfine changed its name to “Hyperfine Operations, Inc.” and Liminal changed its name to “Liminal Operations, Inc.” After giving effect to the Business Combination, HealthCor directly owns all of the issued and outstanding equity interests of Hyperfine and Liminal, and the pre-Business Combination stockholders of Hyperfine and Liminal hold a portion of the Combined Company’s Class A common stock and all of the Combined Company’s Class B common stock.

Prior to the Business Combination, on December 21, 2021, HealthCor changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”) by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware.

Concurrently with the execution of the Business Combination Agreement, on July 7, 2021, HealthCor entered into subscription agreements (the “Subscription Agreements”) with certain institutional investors and accredited investors (the “PIPE Investors”), pursuant to which shares of Class A common stock were issued immediately prior to the Closing to the PIPE Investors (the “PIPE Investment”), as described in greater detail in Note 3 of the “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

Additionally, on December 22, 2021, HealthCor, HC Sponsor LLC (the “Sponsor”), Hyperfine and Liminal entered into a Forfeiture Agreement (the “Forfeiture Agreement”), pursuant to which, immediately prior to the Closing, 150,000 shares of HealthCor’s Class B common stock held by the Sponsor were irrevocably forfeited and automatically cancelled (the “Forfeiture”).

The following unaudited pro forma condensed combined balance sheet of the Combined Company as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of HealthCor, Hyperfine and Liminal after giving effect to the Business Combination and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it was completed on September 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical unaudited financial statements of HealthCor as of and for the nine months ended September 30, 2021, and the historical audited financial statements of HealthCor as of December 31, 2020 and for the period from November 18, 2020 (date of inception) through December 31, 2020, and the related notes, in each case, included in the Proxy Statement;

•	the historical unaudited condensed consolidated and combined financial statements of Hyperfine and Liminal as of and for the nine months ended September 30, 2021, and the historical audited combined financial statements of Hyperfine and Liminal as of and for the year ended December 31, 2020, and the related notes, in each case, included in the Proxy Statement; and

•	other information relating to HealthCor, Hyperfine and Liminal contained in this Current Report on Form 8-K or in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth under “The Business Combination Agreement” in the Proxy Statement, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HealthCor” in the Proxy Statement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyperfine and Liminal” in the Proxy Statement.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 17,142,244 shares of Class A ordinary shares by HealthCor’s shareholders in connection with the Business Combination.

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET

SEPTEMBER 30, 2021
(in thousands)

	HealthCor (Historical)	Hyperfine and Liminal (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$526	$65,475	$139,930	(a), (b)	$205,931
Restricted cash	-	3,467	-		3,467
Accounts receivable	-	940	-		940
Unbilled receivables	-	48	-		48
Inventory	-	2,763	-		2,763
Prepaid expenses and other current assets	402	3,600	(3,042)	(b)	960
Due from related parties	-	13	-		13
Total Current Assets	928	76,306	136,888		214,122
Property and equipment	-	3,325	-		3,325
Other assets - related party	-	1,086	-		1,086
Net investment in lease	-	37	-		37
Other long term assets	-	614	-		614
Marketable securities held in Trust Account	207,014	-	(207,014)	(c)	-
Total Assets	$207,942	$81,368	$(70,126)		$219,184

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	-	4,945	-		4,945
Deferred grant funding	-	3,467	-		3,467
Deferred revenue	-	774	-		774
Due to related parties	-	1,334	-		1,334
Accrued expenses and other current liabilities	1,938	3,294	(2,115)	(a), (b)	3,117
Accrued offering costs	8	-	(8)	(a)	-
Total Current Liabilities	1,946	13,814	(2,123)		13,637
Deferred underwriting fee payable	7,245	-	(7,245)	(b)	-
Long term notes payable	-	178	(178)	(d)	-
Long term deferred revenue	-	340	-		340
Total Liabilities	9,191	14,332	(9,546)		13,977

Common stock	207,000	-	(207,000)	(e)	-
Hyperfine Convertible preferred stock	-	158,747	(158,747)	(e)	-
Liminal Convertible preferred stock	-	9,350	(9,350)	(e)	-

Stockholder's equity
Hyperfine common stock	-	1	(1)	(e)	-
Liminal common stock	-	-	-	(e)	-
Special-voting common stock	-	-	-	(e)	-
Class A ordinary shares	-	-	5	(e)	5
Class B ordinary shares	1	-	1	(e)	2
Additional paid-in capital	-	9,173	308,135	(e)	317,308
Accumulated deficit	(8,250)	(110,235)	6,377	(e)	(112,108)
Total stockholders' equity (deficit)	(8,249)	(101,061)	314,517		205,207
Total liabilities and stockholders' equity (deficit)	$207,942	$81,368	$(70,126)		$219,184

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, except share and per share amounts)

	HealthCor (Historical)	Hyperfine and Liminal (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
Sales
Device	$-	$521	-		$521
Services	-	539	-		539
Total sales	-	1,060	-		1,060
Cost of sales
Device	-	1,420	-		1,420
Services	-	354	-		354
Total cost of sales	-	1,774	-		1,774
Gross margin	-	(714)	-		(714)
Operating expenses
Research and development	-	16,949	416	(f)	17,365
General and administrative	-	15,348	1,830	(f), (h)	17,178
Sales and marketing	-	5,770	27	(f)	5,797
Operating and formation costs	2,494	-	-		2,494
Total operating expenses	2,494	38,067	2,273		42,834
Loss from operations	(2,494)	(38,781)	(2,273)		(43,548)
Interest income	-	13	-		13
Interest expense	-	2	-		2
Interest earned on marketable securities held in Trust account	14	-	(14)	(k)	-
Loss before provision for income taxes	(2,480)	(38,766)	(2,287)		(43,533)
Provision for income tax	-	-	-	(l)	-
Net loss and comprehensive loss	(2,480)	(38,766)	(2,287)		(43,533)

Net loss per share
Basic and diluted weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	18,501,099
Basic and diluted net loss per share, Class A Ordinary shares subject to possible redemption	$(0.10)
Basic and diluted weighted average shares outstanding	548,777	5,229,877		(m)	70,032,349
Basic and diluted net loss per share (1)	$(0.10)	$(7.41)		(m)	$(0.62)
Basic and diluted weighted average shares outstanding, Class B Ordinary shares not subject to possible redemption	5,103,297
Basic and diluted net loss per share, Class B Ordinary shares not subject to possible redemption	$(0.10)

(1)	Net Income (loss) per common share is based on:

•	HealthCor – weighted average number of shares of Class A ordinary shares outstanding not subject to possible redemption for the nine months ended September 30, 2021;

•	Hyperfine and Liminal – Combined weighted average number of shares of common stock outstanding for the nine months ended September 30, 2021; and

•	Pro forma — number of shares of common stock of the Combined Company outstanding immediately after the Closing of the Business Combination.

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)

	HealthCor (Historical)	Hyperfine and Liminal (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma
Sales
Device	$-	$200	-		$200
Services	-	94	-		94
Total sales	-	294	-		294
Cost of sales
Device	-	763	-		763
Services	-	8	-		8
Total cost of sales	-	771	-		771
Gross margin	-	(477)	-		(477)
Operating expenses
Research and development	-	14,593	555	(f)	15,148
General and administrative	-	5,921	6,814	(f), (g), (h), (i), (j)	12,735
Sales and marketing	-	2,500	36	(f)	2,536
Formation and operating costs	5	-	-		5
Total operating expenses	5	23,014	7,405		30,424
Loss from operations	(5)	(23,491)	(7,405)		(30,901)
Interest income	-	70	-		70
Interest expense	-	(6)	-		(6)
Loss before provision for income taxes	(5)	(23,427)	(7,405)		(30,837)
Provision for income tax	-	-	-	(l)	-
Net loss and comprehensive loss	(5)	(23,427)	(7,405)		(30,837)

Net loss per share
Basic and diluted weighted average shares outstanding	4,500,000	4,651,127		(m)	70,032,349
Basic and diluted net loss per share (1)	$(0.00)	$(5.04)		(m)	$(0.44)

(1)	Net Income (loss) per common share is based on:

•	HealthCor – weighted average number of shares of Class A ordinary shares outstanding not subject to possible redemption for the nine months ended September 30, 2021;

•	Hyperfine and Liminal – Combined weighted average number of shares of common stock outstanding for the nine months ended September 30, 2021; and

•	Pro forma — number of shares of common stock of the Combined Company outstanding immediately after the Closing of the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

(In thousands, Except Share and Per Share Amounts)

Note 1 — Description of the Business Combination

On December 22, 2021, HealthCor, Hyperfine and Liminal consummated the previously announced Business Combination, pursuant to which, among other things, (a) Merger Sub I merged with and into Hyperfine, with Hyperfine surviving the Hyperfine Merger as a wholly owned subsidiary of HealthCor, and (b) Merger Sub II merged with and into Liminal, with Liminal surviving the Liminal Merger as a wholly owned subsidiary of HealthCor. After giving effect to the Business Combination, the Combined Company directly owns all of the issued and outstanding equity interests of Hyperfine and Liminal, and the pre-Business Combination stockholders of Hyperfine and Liminal hold a portion of the Combined Company’s Class A common stock and all of the Combined Company’s Class B common stock.

Pursuant to the Business Combination Agreement, an additional 10,000,000 shares of the Combined Company’s Class A common stock (the “Earn-Out Shares”) will be issued to the Companies’ pre-closing equity holders (8,116,000 Earn-Out Shares will be issued to the Hyperfine stockholders and 1,884,000 Earn-Out Shares will be issued to the Liminal stockholders) contingent upon achieving a certain market price milestone during the period between the Closing and the third anniversary of the Closing. To the extent any employee holder of the Companies’ options or restricted stock units (“RSUs”) is entitled to Earn-Out Shares, such Earn-Out Shares (933,933 Earn-Out Shares) are also contingent upon the vesting of such options or RSUs in accordance with their terms.

●	The portion of Earn-Out Shares which is not contingent upon vesting of options or RSUs (9,066,067 Earn-Out Shares) fall within the scope of ASC 815, according to which it is equity classified and is to be recognized upon achievement of the market price milestone. As such, no adjustments for this portion of Earn-Out Shares are reflected in the unaudited pro forma condensed combined financial information.

●	The portion of Earn-Out Shares which is contingent upon vesting of options or RSUs held by employees, directors or consultants (933,933 Earn-Out Shares) fall within the scope of ASC 718, according to which it is equity classified and grant date fair value (i.e. transaction date) is to be recognized as compensation expense over the vesting period (see Note 3(f) Compensation expense related to Earn-Out Shares granted to holders of options or RSUs for the respective adjustments to the unaudited pro forma condensed combined statements of operations).

Upon receipt of Earn-Out Shares by the Companies’ pre-closing equity holders and employees, $1,000 will become payable to the third party service provider. For purposes of the unaudited pro forma condensed combined financial information, probability of such payment is determined not to be probable.

Immediately prior to the Closing of the Business Combination, 150,000 shares of HealthCor’s Class B common stock held by the Sponsor were irrevocably forfeited and automatically cancelled.

The following table summarizes the shares of HealthCor common stock outstanding immediately prior to the consummation of the Business Combination.

	Class A	Class B	Total post Business Combination
HealthCor Stockholders	3,557,756	-	3,557,756
Parent Sponsor	614,000	4,920,000	5,534,000
Other Initial Stockholders	-	105,000	105,000
Total	4,171,756	5,025,000	9,196,756

The following table summarizes the pro forma shares of common stock of the Combined Company outstanding immediately after the Closing of the Business Combination, excluding the potential dilutive effect of the Earn-Out Shares and outstanding options:

	Shares	Voting conversion	Voting rights, %
Hyperfine Stockholders	37,898,724	193,461,224	54.30%
Liminal Stockholders	10,326,869	140,814,841	39.50%
HealthCor Stockholders	3,557,756	3,557,756	1.00%
Parent Sponsor	5,534,000	5,534,000	1.60%
Other Initial Stockholders	105,000	105,000	0.10%
PIPE Investors	12,610,000	12,610,000	3.50%
Closing Shares	70,032,349	356,082,821	100.00%

Note 2 — Basis of Presentation

The historical financial information of HealthCor, Hyperfine and Liminal has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

At the Closing of the Business Combination, HealthCor ceased to be a shell company and the Combined Company will operate under the name Hyperfine, Inc. Under applicable accounting standards, the Companies are determined to be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization, as Hyperfine’s and Liminal’s former owners retain control of the combined entity after the Business Combination. Under the reverse recapitalization model, the Business Combination is reflected as the equivalent of Hyperfine and Liminal issuing stock for the net assets of HealthCor, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded.

Business Combination costs that are determined to be directly attributable and incremental to the Business Combination are deferred and recorded as other assets in the balance sheet until the Business Combination closes. For purposes of the pro forma, such costs are recorded as a reduction in cash and cash equivalents with a corresponding reduction of additional paid-in capital.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 includes transaction costs of HealthCor and Hyperfine in the amount of $1,609 and $1,055, respectively. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 includes transactions costs of Hyperfine in the amount of $300. These costs were recorded in the historical financial statements of HealthCor and Hyperfine and were determined not to be incremental and directly attributable to the Business Combination (i.e. certain accounting and audit costs) and are not expected to have a continuing impact on the results of the Combined Company beyond one year from the Closing.

Note 3 — Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

3(a) Cash and cash equivalents. Represents the impact of the Business Combination on the cash balance of the Combined Company.

The table below represents the sources and uses of funds as it relates to the Business Combination:

	Note
HealthCor cash and cash equivalents as of September 30, 2021 - pre Business Combination		$526
Hyperfine and Liminal cash and cash equivalents as of September 30, 2021 - pre Business Combination		65,475
Total pre Business Combination		66,001

HealthCor cash and securities held in Trust Account	(1)	207,014
PIPE Investment	(2)	126,100
Payment to redeeming Public Shareholders	(3)	(171,437)
Payment of notes payable	(4)	(178)
Payment of accrued offering costs	(5)	(8)
Payment of deferred underwriting fees	(6)	(7,245)
Payment of accrued HealthCor transaction costs	(7)	(1,609)
Payment of accrued Hyperfine transaction costs	(8)	(506)
Payment of incremental Business Combination costs and additional costs of Hyperfine	(9)	(4,063)
Payment of incremental Business Combination costs of HealthCor	(10)	(6,888)
Payment of management bonus at the close of Business Combination	(11)	(1,250)
Total Business Combination adjustments		139,930

Post-Business Combination cash and cash equivalents balance		$205,931

(1)	Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination at Closing (see Note 3(c) Trust Account).

(2)	Represents the issuance to the PIPE Investors of 12,610,000 shares of HealthCor Class A common stock at the price of $10.00 per share in the PIPE Investment that was consummated immediately prior to the Effective Time (see Note 3(e) Impact on equity).

(3)	Represents the amount paid to the public stockholders who exercised redemption rights, including payment of accrued interest (see Note 3(e) Impact on equity).

(4)	Represents payment of Hyperfine’s notes payable, under the terms of promissory note in the amount of $178 at Closing (see note 3(d) Notes payable).

(5)	Represents payment of accrued offering costs of HealthCor.

(6)	Represents the payment of deferred underwriting fees incurred as part of HealthCor’s IPO committed to be paid upon the consummation of a business combination (see Note 3(b)(1) Transaction costs).

(7)	Represents payment of accrued HealthCor transaction costs (see Note 3(b)(2) Transaction costs).

(8)	Represents payment of accrued Hyperfine transaction costs and additional costs (see Note 3(b)(3) Transaction costs).

(9)	Represents payment of Hyperfine’s incremental Business Combination costs and additional costs (see Note 3(b)(4) Transaction costs). Transaction costs of $3,592 were paid by Hyperfine during the nine months ended September 30, 2021.

(10)	Represents payment of HealthCor’s incremental Business Combination costs (see Note 3(b)(5) Transaction costs).

(11)	Represents payment of management bonus at the close of the Business Combination (see Note 3(e) Impact on equity).

3(b) Transaction costs.

(1)	Payment of deferred underwriting fees incurred by HealthCor in the amount of $7,245 (see Note 3(a)(6) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting fee payable.

(2)	Payment of accrued transaction costs specific to HealthCor related to the Business Combination in the amount of $1,609. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding decrease in accrued expenses and other liabilities (see Note 3(a)(7) Cash and cash equivalents).

(3)	Payment of accrued transaction costs related to the Business Combination and additional costs specific to Hyperfine in the amount of $506. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding decrease in accrued expenses and other liabilities (see Note 3(a)(8) Cash and cash equivalents).

(4)	Payment of Hyperfine’s other transaction costs that are incremental and directly attributable to the Business Combination in the amount of $3,698 and additional transaction costs in the amount of $365 (see Note 3(a)(9) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents in the amount of $4,063, with a corresponding decrease in additional paid-in capital in the amount of $3,698 and increase in accumulated deficit in the amount of $365 (see Note 3(a)(9) Cash and cash equivalents, Note 3(e) Impact on equity). Costs considered to be directly attributable to the Business Combination include certain legal, banking and advisory fees.

(5)	Payment of HealthCor’s other transaction costs that are incremental and directly attributable to the Business Combination in the amount of $6,888 (see Note 3(a)(10) Cash and cash equivalents). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash and cash equivalents, with a corresponding decrease in additional paid-in capital (see Note 3(a)(10) Cash and cash equivalents, Note 3(e) Impact on equity). Costs considered to be directly attributable to the Business Combination include certain legal, banking and advisory fees

(6)	Recognition of Hyperfine’s capitalized expenses, incremental and directly attributable to the Business Combination, in the amount of $3,042 as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in prepaid expenses and other current assets, with a corresponding decrease in additional paid-in capital (see Note 3(e) Impact on equity). Costs considered to be directly attributable to the Business Combination include certain legal, banking and advisory fees.

3(c) Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination (see Note 3(a)(1) Cash and cash equivalents).

3(d) Notes payable. Represents funds from the Business Combination used to repay Hyperfine’s notes payable in the amount of $178 at the Closing of the Business Combination (see Note 3(a)(4) Cash and cash equivalents).

3(e) Impact on equity. The following table represents the impact of the Business Combination on the number of shares of the Combined Company’s Class A common stock and the Combined Company’s Class B common stock and represents the total equity section:

		HealthCor / Combined Company common stock				Hyperfine Common stock					HealthCor Temporary equity		Hyperfine Temporary equity
		Class A		Class B				Additional paid-in	Accumulated	Total stockholders'	Class A common stock subject to possible redemption		Hyperfine Convertible preferred stock		Liminal Convertible preferred stock
	Note	Shares	Amounts	Shares	Amounts	Shares	Amounts	capital	deficit	equity (deficit)	Shares	Amounts	Shares	Amounts	Shares	Amounts
HealthCor equity as of September 30. 2021 - pre Business Combination		-	$-	5,175,000	$1	-	$-	$-	$(8,250)	$(8,249)	20,700,000	$207,000	109,182,191	$158,747	57,500,000	$9,350
HealthCor equity as of September 30. 2021 - pre Business Combination - Initial Stockholders		614,000	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Hyperfine and Liminal equity as of September 30, 2021 - pre Business Combination		-	-	-	-	6,503,073	1	9,173	(110,235)	$(101,061)	-	-	-	-	-	-

Total equity as of September 30, 2021 - Pre Business Combination		614,000	-	5,175,000	1	6,503,073	1	9,173	(118,485)	(109,310)	20,700,000	207,000	109,182,191	158,747	57,500,000	9,350

Transaction Accounting adjustments:
Reclassification of HealthCor's redeemable shares to Class A common stock		20,700,000	2	-	-	-	-	206,998	-	207,000	(20,700,000)	(207,000)	-	-	-	-
Initial Stockholders		5,175,000	1	(5,175,000)	(1)	-	-	-	-	-	-	-	-	-	-	-
Less: Redemption of redeemable stock	3 (a)(3)	(17,142,244)	(2)	-	-	-	-	(171,435)	-	(171,437)	-	-	-	-	-	-
PIPE Investors	3 (a)(2)	12,610,000	1	-	-	-	-	126,099	-	126,100	-	-	-	-	-	-
Shares issued to Hyperfine Stockholders as consideration		29,711,224	3	8,187,500	1	-	-	(4)	-	-	-	-	-	-	-	-
Shares issued to Liminal Stockholders as consideration		3,459,081	-	6,867,788	1	-	-	(1)	-	-	-	-	-	-	-	-
Forfeiture of Sponsor Shares		(150,000)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Elimination of historical accumulated deficit of HealthCor		-	-	-	-	-	-	(8,250)	8,250	-	-	-	-	-	-	-
Elimination of historical Hyperfine common stock		-	-	-	-	(6,503,073)	(1)	1	-	-	-	-	-	-	-	-
Elimination of historical Hyperfine convertible preferred stock		-	-	-	-	-	-	158,747	-	158,747	-	-	(109,182,191)	(158,747)	-	-
Elimination of historical Liminal convertible preferred stock		-	-	-	-	-	-	9,350	-	9,350	-	-	-	-	(57,500,000)	(9,350)
Incremental Business Combination costs and additional costs of Hyperfine	3 (b)(4)	-	-	-	-	-	-	(3,698)	(365)	(4,063)	-	-	-	-	-	-
Incremental Business Combination costs of HealthCor	3 (b)(5)	-	-	-	-	-	-	(6,888)	-	(6,888)	-	-	-	-	-	-
Hyperfine capitalized expenses related to the business combination	3 (b)(6)	-	-	-	-	-	-	(3,042)	-	(3,042)	-	-	-	-	-	-
Management bonus paid at the close of Business Combination	3(a)(11), 3(i)	-	-	-	-	-	-	-	(1,250)	(1,250)	-	-	-	-	-	-
Vesting of equity awards at the Closing of the Business Combination	3 (g)	-	-	-	-	-	-	258	(258)	-	-	-	-	-	-	-
Total Business Combination adjustments		54,363,061	5	9,880,288	1	(6,503,073)	(1)	308,135	6,377	314,517	(20,700,000)	(207,000)	(109,182,191)	(158,747)	(57,500,000)	(9,350)

Post-Business Combination equity balance		54,977,061	$5	15,055,288	$2	-	$-	$317,308	$(112,108)	$205,207	-	$-	-	$-	-	$-

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020.

3(f) Compensation expense related to Earn-Out Shares granted to holders of options or RSUs. Reflects compensation expense related to Earn-Out Shares granted to employees who hold options or RSUs and which are contingent upon vesting of those options or RSUs (933,933 Earn-Out Shares) (see Note 1 Description of the Business Combination for further details). These Earn-Out Shares fall within the scope of ASC 718 and grant date fair value (i.e. transaction date) is to be recognized as compensation expense over the vesting period.

The preliminary grant date fair value (i.e. transaction date) of the awards was estimated using the Monte Carlo simulation valuation model using a distribution of potential outcomes over the earn-out period using the most reliable information available. Assumptions used in the valuation were as follows:

Fair value of common stock	$9.88
Expected volatility	53.5%
Risk-free interest rate	0.33%
Expected term	3 years
Expected dividend yield	The expected dividend yield is zero as the Combined Company has never declared or paid cash dividends and has no current plans to do so during the expected term

The pro forma condensed combined statement of operations assumes that the Business Combination had occurred on January 1, 2020 and the expense for the first year and the nine months of the second year after such date was recognized based on the vesting schedule of these awards.

The actual fair value of the Earn-Out Shares is subject to change as additional information becomes available and additional analyses are performed, and such changes could be material.

	Nine months ended September 30, 2021	Year ended December 31, 2020
Research and development	$416	$555
General and administrative	$1,160	$1,547
Sales and marketing	$27	$36
	$1,603	$2,138

3(g) Nonrecurring compensation expense related to the accelerated vesting of equity awards. Reflects compensation expense of $258 related to the accelerated vesting of equity awards granted to employees of Hyperfine and Liminal at the closing of the Business Combination. This compensation expense is not expected to have a continuing impact on the combined results (see Note 3(e) Impact on equity).

The grant date fair value of the awards was estimated using the Black-Scholes option pricing model. Please refer to Note 11 in the Combined Financial Statements as of and for the Years Ended December 31, 2020 and 2019 included in the Proxy Statement for further details on the assumptions used in the valuation of these awards.

3(h) Equity awards compensation expense. Reflects compensation expense related to the following equity awards to be granted to the CEO of Hyperfine in connection with the Business Combination

(1)	Nonrecurring compensation expense in the amount of $2,500, based on the share price of $10.00 per share, related to RSUs to be granted to the CEO of Hyperfine within the first 12 months following the Closing of the Business Combination. This compensation expense is not expected to have a continuing impact on the combined results.

(2)	Compensation expense in the amounts of $670 and $894 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, related to option awards granted to the CEO of Hyperfine, which vest upon the occurrence of certain service, performance, and market conditions. The service condition for these awards is satisfied by providing service to the Company based on the defined service period per the award agreement. The performance-based condition is satisfied upon the occurrence of a SPAC transaction, IPO, or financing event as defined in the award agreement. The market condition is satisfied by achieving various multiples of a defined price per share. The achievement of the performance condition and the commencement of the related expense recognition event will not occur until the event is deemed probable, which will occur once a SPAC transaction, IPO, or financing event has occurred.

The grant date fair value of the awards was estimated using the Monte Carlo simulation model using a distribution of potential outcomes over the vesting period using the most reliable information available. Assumptions used in the valuation were as follows:

Fair value of common stock	$10.00
Expected volatility	Volatility before SPAC transaction — 12.7%
Volatility after SPAC transaction — 68.9%
Risk-free interest rate	1.3%
Expected dividend yield	The expected dividend yield is zero as the Combined Company has never declared or paid cash dividends and has no current plans to do so during the expected term

The pro forma condensed combined statement of operations assumes that the Business Combination had occurred on January 1, 2020 and the expense for the first year and the nine months of the second year after such date was recognized based on the vesting schedule of these awards.

3(i) Nonrecurring management compensation expenses. Reflects compensation expense of $1,250 related to Hyperfine bonuses to be paid to employees and consultants contingent on the consummation of the Business Combination. This compensation expense is not expected to have a continuing impact on the combined results (see Note 3(e) Impact on equity).

3(j) Additional transaction costs. Represents recognition of the additional transaction costs of Hyperfine in the amount of $365 (see Note 3(b)(4) Transaction costs). This compensation expense is not expected to have a continuing impact on the combined results.

3(k) Exclusion of interest income. Represents elimination of interest earned on marketable securities held in trust account.

3(l) Income tax expense. Given Hyperfine’s and Liminal’s history of net losses and valuation allowance, Hyperfine and Liminal assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the statement of operations resulted in no additional income tax adjustment to the pro forma financial information. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had HealthCor, Hyperfine and Liminal filed consolidated income tax returns during the period presented.

3(m) Net loss per share. Represents pro forma net loss per share based on pro forma net loss and 70,032,349 total shares outstanding upon consummation of the Business Combination (see Note 3(e) Impact on equity). For the period presented, there is no difference between basic and diluted pro forma net loss per share as the inclusion of all potential shares of Class A common stock and Class B common stock of the Combined Company outstanding would have been anti-dilutive. Anti-dilutive common shares include 7,521,930 shares issuable under the outstanding options.